RESPEC

EXTERNAL MEMORANDUM

To: Scott Jolcover
Chief Minerals Resource Officer
American Battery Technology
100 Washington Street Suite 100
Reno, NV 89503

From: Tom Dyer
Principal Engineer
RESPEC
210 South Rock Boulevard
Reno, NV 89502

Date: June 11, 2025

Subject: American Battery Technology Company's anticipated filing of an Registration Statement on Form S-3 ("S-3")

CONSENT

In connection with American Battery Technology Company's anticipated filing of an Registration Statement on Form S-3 ("S-3"), the undersigned consents to:

i. The incorporation by reference of the technical report summary titled "Amended Resource Estimate and Initial Assessment with Project Economics for the Tonopah Flats Project, Esmeralda and Nye Counties, Nevada, USA" (the "IA"), with an effective date of April 5, 2024, referenced in the annual report on Form 10-K for American Battery Technology Company for the fiscal year ending June 30, 2024, in the S-3, including any amendments or supplements thereto;

ii. the use of and references to our name in connection with the IA and Form S-3; and

iii. the information derived, summarized, quoted, or referenced from the IA, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3. RESPEC Company, LLC, is responsible for authoring the IA, and this consent pertains to, the following Sections of the TRS: All sections of the report, except for sections 10 and 14.

210 SOUTH ROCK BOULEVARD
RENO, NV 89502
775.856.5700

Sincerely,

"Thomas L. Dyer"

Thomas L. Dyer P.E.,
Principal Engineer
RESPEC